UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2011 (October 12, 2010)*

*See Explanatory Note to Item 5.02

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

211 Mount Airy Road Basking Ridge, New Jersey	07920
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to Section 15(d) of the Securities Exchange Act of 1934, obligations of Avaya Inc. (the “Company”) to file periodic and current reports ended as of October 1, 2010. Nevertheless, pursuant to certain indentures (see Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2010), the Company has agreed to voluntarily file with the Securities and Exchange Commission (“SEC”) certain periodic and current reports. The Company has included on this Form 8-K all matters that it otherwise would have reported on Form 8-K from and after October 1, 2010 as if it were required to do so under the Securities Exchange Act of 1934; however, none of such matters are required to be filed pursuant to the terms of our indentures.

Avaya Inc. Short Term Incentive Plan Targets

At the beginning of each fiscal year, corporate targets and thresholds are established and must be achieved before cash bonuses will be considered under the Avaya Inc. Short Term Incentive Plan (“STIP”). In the event that corporate performance equals or exceeds those targets and thresholds, cash bonuses may be paid under the STIP to plan participants. Plan participants include the Company’s executive officers, including those named executive officers identified in the Summary Compensation Table included within the Company’s Annual Report on Form 10-K for the year ended September 30, 2010 (the “NEOs”).

On October 12, 2010, the Compensation Committee of the Board of Directors of the Company established under the STIP two 6-month performance periods for fiscal 2011, with payout opportunities associated with each of those performance periods. The first performance period lasts from October 1, 2010 through March 31, 2011 and represents 25% of an individual’s total fiscal 2011 STIP opportunity. The second performance period lasts from April 1, 2011 through September 30, 2011 and represents 75% of an individual’s total fiscal 2011 STIP opportunity.

The first performance period is based solely on the achievement of quarterly Management EBITDA targets for the first and second quarters of fiscal 2011, measured separately, subject to a cap. The second performance period is based on (i) the achievement of quarterly Management EBITDA targets for the third and fourth quarters of fiscal 2011, measured separately, subject to a cap, (ii) an annual revenue target, and (iii) any overachievement on the total quarterly Management EBITDA performance during the first and second performance periods, all subject to adjustment based on an individual participant’s year-end performance appraisal. For these purposes, Management EBITDA is determined using the same methodology as set forth in Part III, Item 11 “Executive Compensation Discussion and Analysis” set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2010.

Executive Committee 2011-2013 Performance Recognition Plan

On December 22, 2010, the Compensation Committee of the Board of Directors of the Company approved a plan to provide cash incentives to certain executive officers, including the NEOs, to help promote the long-term value of the Company (the “EC LTIP”). The Compensation Committee currently serves as the plan administrator for the EC LTIP.

Each award under the EC LTIP consists of the grant to a plan participant of the conditional right to receive a dollar amount credited to an account for such participant based on the Company’s performance during fiscal years 2011, 2012 and 2013. The amount credited to a participant’s account for each of the respective fiscal years will be determined based on the Company’s actual EBITDA (defined as earnings before interest, taxes, depreciation and amortization) excluding the impact of payments under the STIP (“Pre-STIP EBITDA”), compared to performance thresholds and targets established by the plan administrator for the applicable fiscal year, subject to a multiplier for each threshold and target. The amount credited to a participant’s account for a fiscal year will equal his or her targeted award multiplied by the multiplier determined based on the Company’s actual performance. Attainment of Pre-STIP EBITDA between the threshold and target levels will result in a pro rata adjustment (based on straight line interpolation) to the applicable multipliers. For fiscal 2011, achievement of corporate performance equal to the applicable threshold and target would result in multipliers of 75% and 100%, respectively, of the award amounts identified for each of the NEOs below. The Compensation Committee expects to establish thresholds and targets under the EC LTIP for fiscal years 2012 and 2013 during the first quarter of each respective year.

If the Pre-STIP EBITDA attained for any fiscal year is less than the applicable threshold, then no amount will be credited to a participant’s account for that fiscal year. For any fiscal year where the actual Pre-STIP EBITDA equals or exceeds the target for such year, the plan administrator may, in its sole discretion, credit an additional amount to one or more participant’s accounts based on any factors it determines are appropriate, including, but not limited to, individual performance and contribution to the business. In no event, however, will the amount credited to a participant’s account for any fiscal year exceed 160 percent of that participant’s targeted award.

The dollar amount of all awards that may be issued under the EC LTIP at target payout is $25 million and shall not exceed $40 million in the aggregate for all participants.

Unless previously paid, each award will be automatically forfeited, and no payment will be made, upon termination of a participant’s employment with the Company and its subsidiaries before it is paid for any reason, other than involuntary termination without cause, disability or death. In addition, a participant will (i) forfeit any or all rights with respect to the award or to amounts previously paid under an award and (ii) be required to pay back any such previously paid amounts, if the participant breaches any nondisclosure, non-competition, non-solicitation or other undertakings set forth in the award agreement.

Awards for the NEOs are set forth below:

Named Executive Officer	Annual Opportunity
Kevin J. Kennedy, President and Chief Executive Officer	$1,250,000
Anthony J. Massetti, SVP and Chief Financial Officer	$ 563,750
J. Joel Hackney, Jr., SVP, Global Sales & Marketing & President, Field Operations	$ 650,000
James M. Chirico, Jr., EVP, Business Operations	$ 625,000
Alan E. Baratz, SVP and President, Global Communications Solutions	$ 675,000

The foregoing descriptions of the EC LTIP and the related award agreement are qualified in their entirety by reference to the full text thereof, which once finalized, the Company expects to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2011.

Modification to Compensation Arrangement

On February 17, 2011, the Compensation Committee of the Company’s Board of Directors approved the following changes to Dr. Alan Baratz’s compensation:

•	Increase in annual base salary from $600,000 to $675,000, effective January 1, 2011.

•

Establishment of a target opportunity under the Company’s STIP equal to 90% of base salary. Previously, Dr. Baratz did not participate in the Company’s STIP. Under his prior arrangement with the Company, Dr. Baratz received a cash payment at the end of each fiscal year equal to $300,000. In connection with the changes approved by the Compensation Committee on February 17, 2011, Dr. Baratz has agreed with the Company to terminate that prior arrangement.

•

Cash retention award of $225,000 payable in three equal installments of $75,000 in each of February 2011, December 2011 and December 2012 provided that Dr. Baratz remains employed by the Company through the date of payment. If Dr. Baratz is terminated by the Company other than for cause, any unpaid amounts will become due and payable to him.

•

Grant of 100,000 restricted stock units under the Sierra Holdings Corp. Amended and Restated 2007 Equity Incentive Plan (for a copy of that plan and the form of award agreement, please see Exhibits 10.2 and 10.3, respectively, filed with the Company’s Current Report on Form 8-K on July 1, 2010). The grant of RSUs will have an effective date of April 1, 2011 and will vest 50% on each of the first and second anniversaries of that effective date.

•	Participation in the EC LTIP as set forth above under the heading “Executive Committee 2011-2013 Performance Recognition Plan.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: February 18, 2011	By:	/s/ Pamela F. Craven
		Name:	Pamela F. Craven
		Title:	Chief Administrative Officer